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                                                                    EXHIBIT 4.51


MEMORANDUM OF LOAN AGREEMENT


between


DURBAN ROODEPOORT DEEP, LIMITED


and


CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED

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
1. INTERPRETATION..............................................................2
2. THE LOAN....................................................................4
3. UNDERTAKINGS BY THE BORROWER................................................4
4. EVENTS OF DEFAULT...........................................................5
5. CESSION AND DELEGATION BY THE LENDER........................................7
6. CESSION AND DELEGATION BY THE BORROWER......................................7
7. NOTICES.....................................................................8
8. ARBITRATION.................................................................9
9. GENERAL....................................................................10

WHEREAS:

A. This Memorandum records the loan to be made by the Lender to the Borrower on the terms and subject to the conditions recorded in this Memorandum.

B. In terms of the Loan, the Lender agrees to lend to the Borrower, who agrees to borrow from the Lender, the amount of R 60 000 000 (sixty million Rand), which entire amount will be drawn down by the Borrower on the Effective Date.

THE PARTIES ACCORDINGLY RECORD THAT

1.   INTERPRETATION

1.1       Definitions

          For the purposes of this Memorandum, and the preamble, unless the context indicates otherwise, the words and expressions set out below shall have the meaning assigned to them, namely:

1.1.1          "Business Day"           means a day (other than a Saturday,
                                        Sunday or public holiday) on which banks generally are open in South Africa for a full range of business;

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1.1.2          "Borrower"               means Crown Gold Recoveries
                                        (Proprietary) Limited, a company
                                        registered in accordance with the laws
                                        of South Africa under Registration
                                        Number 1988/05155/07;

1.1.3          "Event of Default"       means any one of the events specified in
                                        clause 4;

1.1.4          "Effective Date"         means the date of registration of the
                                        General Notarial Covering Bond referred
                                        to in clause 2.1.2;

1.1.5          "Indebtedness"           means any loan, debt, guarantee,
                                        indemnity or other obligation now or
                                        hereafter existing;

1.1.6          "Loan"                   means the amount of R 60 000 000 (sixty
                                        million Rand) which the Borrower agrees
                                        to borrow from the Lender and which the
                                        Lender agrees to lend to the Borrower
                                        and which entire amount will be drawn
                                        down by the Borrower on the Effective
                                        Date;

1.1.7          "the Lender"             means Durban Roodepoort Deep, Limited,
                                        a company registered in accordance with
                                        the laws of South Africa under
                                        Registration Number 1895/000926/06;

1.1.8          "this Memorandum"        means this memorandum of loan agreement;

1.1.9          "Parties"                means the Borrower and the Lender and
                                        "Party" means either one of them;

1.1.10         "Prime Rate"             means the publicly quoted interest rate
                                        charged by Standard Corporate and
                                        Merchant Bank Limited;

1.1.11         "Signature Date"         means the date of last signature of this
                                        Memorandum; and

1.1.12         "South Africa"           means the Republic of South Africa as
                                        constituted

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                                                                          Page 4

                                        from time to time.

2.   THE LOAN

2.1 The Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the Loan on the following terms:

2.1.1          the Loan will attract interest at the rate of 18,4 %; and

2.1.2 the Loan will be secured by the registration of a Notarial General Covering Bond over all movable assets of the Borrower, in accordance with the draft Notarial General Covering Bond annexed hereto and initialled for identification, all the terms and conditions of which shall be regarded as if incorporated herein, mutatis mutandis, save to the extent incompatible herewith; and

2.1.3          the Loan is repayable within 4 (four ) months after the Effective
               Date.

2.2 The parties record that the sole purpose for which the loan is granted is to enable Crown to effect payment of the purchase price in terms of the Acquisition of East Rand Proprietary Mines Limited Agreement, and the Borrower accordingly authorises and instructs the Lender to advance the loan on the borrower's behalf directly to Daun et Cie in terms of the said Acquisition Agreement.

3.   UNDERTAKINGS BY THE BORROWER

3.1 The Borrower undertakes to the Lender that until the Loan has been repaid in full by the Borrower to the Lender:

3.1.1 the Borrower shall (immediately upon it becoming aware of such occurrence) notify the Lender of the occurrence of any Event of Default and of any other event which, with the giving of notice or lapse of time or both, might constitute an Event of Default and at the same time inform the Lender of any

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                                                                          Page 5

               action taken or proposed to be taken in connection with that Event of Default;

3.1.2 the Borrower shall maintain in full force and effect all authorisations, approvals, licences, registrations, consent or declarations from all legislative bodies of government, ministries, agencies or other authorities required by the laws of South Africa or otherwise appropriate in order for the Borrower -

3.1.2.1 to incur the obligations expressed to be assumed by it in or pursuant to this Memorandum;

3.1.2.2 to execute and deliver all other documents and instruments to be delivered by it pursuant to this Memorandum;

3.1.2.3 to perform and observe the terms and provisions of this Memorandum;

3.1.2.4 to make all payments expressed to be required under this Memorandum; and

3.1.2.5 to render this Memorandum legal, valid, binding, enforceable and admissible in evidence.

3.2 The Borrower shall promptly furnish the Lender with such evidence of authority, authenticated specimen signatures and other documents and information as the Lender may reasonably request, on the request of the Lender, and perform all such other acts as may be necessary to carry out the intent of this Memorandum.

4.   EVENTS OF DEFAULT

4.1       With regard to the Loan, if:

4.1.1 the Borrower shall for any reason fail duly and promptly to effect payment in terms of clause 2.1.3 or perform or observe any of the other obligations or undertakings expressed to be binding on or undertaken in or pursuant to this Memorandum; or

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4.1.2          a moratorium is declared on the discharge of Indebtedness of the
               Borrower or the Borrower is unable to pay its debts generally as they become due and payable or stop or threaten to stop or suspend payment of any sum expressed to be payable by it in or pursuant to this Memorandum or of its debts generally or otherwise becomes insolvent or shall convene a meeting for the purposes of making, or shall propose or enter into, any arrangement or composition for the benefit of any one or more of its creditors or shall commence negotiations with any one or more of its creditors with a view to a readjustment or rescheduling of its Indebtedness or with a view to the avoidance of circumstances in which it would or might be obliged to declare a moratorium on the discharge of its Indebtedness ; or

4.1.3 any person becomes entitled to take possession of or realise or otherwise apply any of the assets of the Borrower or to cause such assets to be realised in satisfaction of any obligation of the Borrower to such person and such event would or might, either directly or indirectly, materially affect the Borrower's ability to perform any of the obligations expressed to be assumed by it in or pursuant to this Memorandum; or

4.1.4 if any action or proceeding of or before any judicial, administrative, governmental or other authority or arbitrator commences (and is not stayed or discharged within 15 (fifteen) calendar days thereafter) to enjoin or restrain the performance or observance by the Borrower of the terms of this Memorandum or in any manner to question the right and power of the Borrower to enter into, exercise its rights under and perform and observe the terms of this Memorandum or the legality, validity, enforceability, binding nature or admissibility in evidence of this Memorandum; or

4.1.5 if it becomes or proves to be unlawful or impossible for the Borrower duly and promptly to perform or observe any of the obligations or undertakings expressed to be binding on or undertaken by it in or pursuant to this Memorandum, then and in any case the Borrower shall forthwith notify the Lender of the occurrence of such event which (regardless of whether such notice shall have been given) shall constitute an Event of Default. At any time after the occurrence of an

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          Event of Default the Lender may, by written notice to the Borrower, declare the Loan to be immediately due and payable.

4.2 If the Loan is declared immediately due and payable pursuant to clause 4.1, the Borrower shall immediately pay to the Lender the amount due under the Loan.

5.   CESSION AND DELEGATION BY THE LENDER

5.1 The Lender may at any time and from time to time cede all or any part of its rights and benefits and delegate all or any part of its obligations under this Memorandum to another person (an "Assignee").

5.2 For this purpose the Lender may disclose to a potential or actual Assignee, such credit and other information relating to the Borrower and its financial condition as the Borrower shall have made available to the Lender or as shall be known to the Lender otherwise howsoever.

5.3 If the Lender cedes any part of its rights and benefits and delegates any part of its obligations under this Memorandum then all references in this Memorandum to the Lender shall thereafter be construed as references to the Lender and its Assignee to the extent of their respective participations.

5.4 The expression "Lender" wherever used in this Memorandum shall include every Assignee of the Lender and every successor in title of any such Assignee or of the Lender.

6.   CESSION AND DELEGATION BY THE BORROWER

6.1 The rights and obligations of the Borrower under this Memorandum are personal to the Borrower and accordingly the Borrower shall not cede any of its right or benefits or delegate any of its obligations under this Memorandum either in whole or in part.

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7.   NOTICES

7.1 Any notice or other formal communication to be given under this Memorandum shall be in writing and signed by or on behalf of the Party giving it and may be served by sending it by fax, delivering it by hand or sending it by registered mail with acknowledgement of receipt to the address and for the attention of the relevant Party set out in clause 7.2 (or as otherwise duly notified from time to time). Any notice so served by hand, fax or post shall be deemed to have been received:

7.1.1          in the case of delivery by hand or mail, when delivered;

7.1.2          in the case of fax, twelve (12) hours after the time of dispatch;

          provided that, where (in the case of delivery by hand or by fax), such delivery or transmission occurs after 18h00 on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 09h00 on the next following Business Day. References to time in this clause are to local time in the country of the addressee.

7.2 The Parties choose for the purposes of this Memorandum the following addresses:

7.2.1          The Lender:    45 Empire Road
                              Parktown
                              Johannesburg
                              South Africa
                              Att: The Company Secretary
                              Fax: 482-1022

7.2.2          The Borrower:  45 Empire Road
                              Parktown
                              Johannesburg
                              South Africa
                              Att: The Company Secretary
                              Fax: 482-1022

7.3 In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the fax was sent after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

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7.4       All notices or formal communications under or in connection with this
          Memorandum shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

8.   ARBITRATION

8.1 Any dispute arising out of this Memorandum or the interpretation thereof, both while in force and after its termination, shall be submitted to and determined by arbitration. Any Party may demand arbitration by notice in writing to the other parties. Such arbitration shall be held in Johannesburg unless otherwise agreed to in writing and shall be held in a summary manner with a view to it being completed as soon as possible.

8.2 There shall be 1 (one) arbitrator who shall be, where the question and issue is:

8.2.1 primarily an accounting matter, an independent chartered accountant of 10 (ten) years standing;

8.2.2          primarily a legal matter, a practising Senior Counsel; or

8.2.3          primarily a technical matter, a suitably qualified person.

8.3 The appointment of the arbitrator shall be agreed upon between the Parties in writing but, failing agreement between them, within a period of 14 (fourteen) days after the arbitration has been demanded in terms of clause 8.1, any party shall be entitled to request the President for the time being of the Law Society of the Northern Provinces to make the appointment and, in making his appointment, to have regard to the nature of the dispute.

8.4 The arbitrator shall have the powers conferred upon an arbitrator under the Arbitration Act, 1965 (as amended), but shall not be obliged to follow the procedures prescribed in that Act and shall be entitled to decide on such procedures as he may consider desirable for the speedy determination of the dispute, and in particular he shall have the sole and absolute discretion to determine whether and to what extent

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                                                                         Page 10

          it shall be necessary to file pleadings, make discovery of documents or hear oral evidence.

8.5 The decision of the arbitrator shall be final and binding on the Parties and may be made an order of any court of competent jurisdiction. The parties hereby submit themselves to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South Africa, or any successor thereto, should any Party wish to make the arbitrator's decision an order of that Court.

9.   GENERAL

9.1       Communications between the Parties

9.1.1 All notices and demands given by or on behalf of either Party to the other shall be in English or accompanied by a certified translation into English.

9.1.2 The Parties shall procure that all notices, demands and other oral or written communications given or made by or on behalf of the company to the Parties or the directors of the company in their capacity as such shall also be in English or accompanied by a certified translation into English. All meetings of the Board and any committees of the Board shall be conducted in English.

9.2        Remedies

          No remedy conferred by this Memorandum is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

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9.3        Severance

          If any provision of this Memorandum, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the Parties shall endeavour in good faith to agree an alternative provision to the void, illegal or unenforceable provision.

9.4       Survival of Rights, Duties and Obligations

          Termination of this Memorandum for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

9.5       Costs

          Each Party shall bear its own costs incurred by it to its attorneys and other professional advisors for the preparation and signing of this Memorandum and the Borrower shall pay the stamp duty and costs of registration of the General Notarial Covering Bond.

 9.6      Entire Agreement

          This Memorandum constitutes the entire agreement between the Parties and save as otherwise expressly provided no modification, amendment or waiver of any of the provisions of this Memorandum or any agreement to cancel or terminate it shall be effective unless made in writing specifically referring to this Memorandum and duly signed by the Parties.

9.7       No Partnership

          Nothing in this Memorandum shall be deemed to constitute a partnership between the Parties (or any of them) or constitute any Party the agent of any other Party for any purpose.

9.8       Further Assurance

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          Each Party shall co-operate with the other Party and execute and deliver to the other Party such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm the rights and the intended purpose of this Memorandum.

9.9       Counterparts

          This Memorandum may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Memorandum by signing any such counterpart.

9.10      Successors Bound

          This Memorandum shall be binding on and shall inure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the Parties.

9.11      Good Faith

          Each of the Parties undertakes with each of the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Memorandum.


SIGNED at Boksburg on 10 October 2002.

                           For: DURBAN ROODEPOORT DEEP, LIMITED

Witness: /s/ R. Mendelow        /s/ Mark Wellesley-Wood
        -------------------     ----------------------------
                                Signatory: Mark Wellesley-Wood
                                Capacity: Director
                                Authority: Resolution


SIGNED at Boksburg on 10 October 2002.

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                                                                         Page 13

                           For: CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED

Witness: /s/ R. Mendelow        /s/ M.P.M. Ncholo
         -----------------      ----------------------------
                                Signatory: M.P.M. Ncholo
                                Capacity: Director
                                Authority: Resolution

[LAST SIGNED 10 OCTOBER 2002]

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                                                                        ANNEXURE

                                                       Protocol No:

                         NOTARIAL GENERAL COVERING BOND

KNOW ALL MEN WHOM IT MAY CONCERN

THAT on this the       day of   OCTOBER in the year Two Thousand and Two (2002)
before me,

                                 NATHAN MENDELOW

Notary Public, by lawful authority, duly admitted and sworn, practising as such in Johannesburg in the Province of Gauteng and in the presence of the subscribing witnesses, personally came and appeared -

                           MARK MICHAEL WELLESLEY-WOOD

in his capacity as a director of

                   CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED
                               No. 1988/005115/07

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                                        2

a company duly registered in terms of the company laws of the Republic of South Africa, having its registered office at 45 EMPIRE ROAD, PARKTOWN, 2093 and carrying on business at CROWNWOOD ROAD, CROWN MINES, 2025

(hereinafter referred to as "the Mortgagor")

he acting under and by virtue of a resolution of the board of directors of the company passed at Johannesburg on the ___ of October, 2002, a certified copy of which resolution have this day been exhibited to me, the Notary, and now remains filed in my protocol,

AND the said Appearer declared:

WHEREAS the hereinaftermentioned Mortgagee requires every present and future indebtedness of the Mortgagor to be secured by the hypothecation of the undermentioned property as a continuing covering security;

NOW THEREFORE the Appearer did by these presents declare and acknowledge the Mortgagor to be indebted, held firmly bound unto and in favour of -

                         DURBAN ROODEPOORT DEEP, LIMITED
                               No. 1895/000926/06

its successors-in-title, order or assigns -

(hereinafter referred to as "the Mortgagee")

in the sum of R60 000 000.00 (sixty million Rand) (hereinafter referred to as "the Capital") as a continuing covering security in respect of every indebtedness or obligation of whatsoever cause and nature and howsoever arising and whether now owing and which will from time to time hereafter and/or for the time being be owing to the Mortgagee including and without restricting the generality of the aforegoing, every indebtedness or obligation of the Mortgagor to the Mortgagee which has already arisen and which may in future arise from, by reason of, or in respect of goods sold and delivered or to be delivered; moneys lent and advanced or to be advanced; negotiable instruments made, drawn, accepted, endorsed or otherwise

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                                        3

negotiated or executed; suretyships, guarantees, indemnities or similar obligations undertaken; interest; damages or statutory or other compensation; the acquisition by the Mortgagee by cession or otherwise from any third party of any claim or claims or rights of action of whatsoever cause or nature against the Mortgagor, in every case or event irrespective of whether the indebtedness or obligation in question will have arisen in the first instance in favour of the Mortgagee or will have become owing to the Mortgagee thereafter in consequence of any transfer negotiation or cession thereof to the Mortgagee and irrespective of whether such indebtedness or obligation is owing to the Mortgagee by the Mortgagor alone or jointly with others and including any novated debt or debts arising in connection with or substitution for any debt of the Mortgagor to the Mortgagee, including in particular and without limiting the generality of the aforegoing, any indebtedness or obligation arising out of or in connection with certain agreement entered into between the Mortgagor and the Mortgagee dated _______ (hereinafter referred to as "the Loan Agreement").

AND the Appearer q.q. further declared the Mortgagor to be held firmly bound in a further sum of R18 000 000.00 (EIGHTEEN MILLION RAND) (hereinafter referred to as "the Additional Amount") to secure any sum or sums of money which shall or may be disbursed by or become owing to the Mortgagee in respect of interest, premiums of insurance, licences, state, municipal and other taxes, repairs, stamp duties, legal and other costs on the scale as between attorney and his own client of and incidental to this bond and/or any proceedings instituted or taken by the Mortgagee against the Mortgagor hereunder (including the proof of claims and attendances of meetings in the event of the Mortgagor's insolvency or winding up), expenses incurred or to be incurred in protection of the security of the Mortgagee hereunder and/or any other charges disbursed by the Mortgagee for and on behalf of the Mortgagor in terms of this bond or otherwise.

AND as a continuing covering security for every such present and/or future indebtedness or obligation as aforesaid, as well as all of the Mortgagor's obligations hereunder, the Appearer, on behalf of the Mortgagor hereto declared to bind and hypothecate

     ALL OF THE MORTGAGOR'S MOVABLE PROPERTY AND EFFECTS, OF WHATEVER NATURE AND DESCRIPTION AND WHERESOEVER SITUATE, BOTH CORPOREAL AND INCORPOREAL AND BOTH SUCH AS THE

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     MORTGAGOR MAY NOW OWN OR AS IT MAY IN THE FUTURE ACQUIRE, NOTHING EXCEPTED.

     (hereinafter referred to as "the Assets").

AND the Appearer q.q. further declared the conditions of this bond to be such that it shall be and remain in full force and effect as a continuing security and covering bond in addition and without prejudice to any other securities or suretyships now held or hereafter to be held by the Mortgagee in respect of or covering the indebtedness of the Mortgagor to the Mortgagee up to the amount of the Capital for all or any sum or sums of money in which the Mortgagor may now be or hereafter become indebted to the Mortgagee from whatsoever cause arising, notwithstanding any fluctuation in the amount or even temporary extinction of such indebtedness, until such time as this Bond shall be cancelled in the Deeds Office with the consent of the Mortgagee.

AND the Appearer q.q hereby declared the following to be special conditions to this Bond, namely:

1.   RENUNCIATION OF EXCEPTIONS

     The Mortgagor renounces all benefit from the legal exceptions NON NUMERATE PECUNIAE, NON CAUSE DEBITI, ERRORE CALCULI, revision of accounts, no value received, DE DUOBUS VEL PLURIBUS REIS DEBENDI and all other exceptions which might or could be taken at law or in equity to the payment of the aforesaid sum or any part thereof with the force and effect of which exceptions the Appearer declared the Mortgagor to be fully acquainted.

2.   INSURANCE OF ASSETS

2.1 The Assets shall be insured and kept insured by the Mortgagor in the names of the Mortgagor and the Mortgagee jointly for their respective rights and interests against all risk of loss or damage from whatsoever cause arising including from fire, riots, strike, civil commotion, explosion, fire following riots and strike, storm, earthquake, political riot and against such other peril/s as

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          are normal in the case of such assets and as the Mortgagee may from time to time stipulate, for a sum assured being not less than the full replacement value thereof as determined from time to time by the Mortgagee which amount is agreed to be the reasonable value thereof.

2.1.1 It is recorded that in the case of new policies effected in terms of this clause, the Mortgagor shall have the right to choose the insurer with which, and the intermediary through which, such insurance is effected.

2.1.2 If insurance is effected otherwise than through an intermediary approved by the Mortgagee, such insurance shall contain a provision to the effect that the same may not be cancelled by the insurer save on 30 (thirty) days written notice to the Mortgagee.

2.1.3 Every insurance policy effected in terms of this clause shall provide that all sums becoming payable thereunder shall, in the event of any loss, be paid by the insurer to the Mortgagee who, alone, shall be entitled to give good and valid receipts and discharges in respect thereof and such policy shall not restrict the rights or the Mortgagee against the insurer.

2.2 The Mortgagor hereby cedes, transfers, makes over and assigns to the Mortgagee all of its right to payment of any amount payable to the Mortgagee as contemplated in 2.1.3.

2.3 The Mortgagor shall, in addition, effect all insurances relating to the Assets or their use required by law.

2.4 The Mortgagor shall pay all premiums due in respect of policies referred to in this clause as and when such premiums fall due and shall, whenever called upon by the Mortgagee to do so, produce proof of payment of such premiums and deposit any receipt or receipts in respect thereof with the Mortgagee. Should the Mortgagor fail to effect any such insurance or deliver any policy, policies or receipts as aforesaid, the Mortgagee shall be entitled to insure the Assets in accordance with the provisions of this clause and to recover all

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          costs, charges and disbursements made or incurred in connection therewith from the Mortgagor forthwith on demand.

2.5 Any monies received by the Mortgagee under any insurance effected or to be effected in terms of this clause on the occurrence of a loss shall, at the sole election of the Mortgagee, be expended either in partial or full repayment of any amount which may then be due by the Mortgagor to the Mortgagee secured hereunder, or in the restoration under such conditions as the Mortgagee may determine of that portion of the Assets as has been destroyed or damaged.

2.6 The Mortgagee shall (without prejudice to the generality of the rights conferred on it in terms of this clause) have the right and be entitled to adjust, settle, compromise, institute or defend claims and/or litigation and submit to arbitration all claims, disputes and matters arising out of or in connection with any one or more of the said policies of insurance effected or to be effected in terms of this clause or the happening of any event thereby insured against, all in such manner as the Mortgagee in its sole and absolute discretion may think fit and all at the cost and expense of the Mortgagor, who shall repay to the Mortgagee the costs or expenses thereby incurred by it forthwith on demand.

2.7 The Mortgagee shall not be liable to the Mortgagor for failure to do anything in terms of this clause or for doing such thing negligently or in a manner not acceptable to the Mortgagor.

3.   MORTGAGOR'S NEGATIVE OBLIGATIONS

3.1 The Mortgagor shall not, without the Mortgagee's prior written consent (which consent shall not be unreasonably withheld) -

3.1.1 sell, alienate, dispose of, transfer or give up possession in any way of the Assets or any of them;

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3.1.2          pledge, cede, mortgage, hypothecate or otherwise encumber the
               Assets or any of them;

3.1.3 permit any lien, encumbrance, hypothec or security interest of whatsoever nature in the Assets to be created by the operation of law or otherwise howsoever;

3.1.4 sign any power of attorney to pass any bond or execute or pass any further bond or bonds over the Assets;

3.1.5          remove any of the Assets from the Republic of South Africa.

3.2 The prohibitions in 3.1 above shall not apply to anything which the Mortgagor is able to prove is done in the ordinary and regular course of the business of the Mortgagor.

3.3 The onus of proving that any transaction referred to above or in the bond is in the ordinary and regular course of the Mortgagor's business shall be on the Mortgagor.

4.   MORTGAGOR'S POSITIVE OBLIGATIONS

     The Mortgagor shall -

4.1 promptly and regularly pay all rentals, taxes, rates, licence fees and other imposts and outgoings (if applicable) in respect of the Assets, and on demand produce to the Mortgagee proof of such payment;

4.2 keep the Assets (and all replacements thereof) in good condition and repair and replace the same whenever necessary, it being agreed that for purposes hereof -

4.2.1 all parts used in the repair of the Assets and all accessories affixed thereto shall be deemed to form part of and accede to the Assets; and

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                                        8

4.2.2 any asset acquired by the Mortgagor in replacement of the Assets or any of them shall for all purposes hereunder be deemed to be included in the Assets;

4.3       permit the Mortgagee at any time to inspect the Assets;

4.4 advise the Mortgagee of any fact, circumstance or event which is, or may be construed as or which gives rise or may give rise to an event of default in terms of 7 below;

4.5 whenever requested to do so by the Mortgagee at any time during the continuance of this bond, furnish to the Mortgagee all policies of insurance, licences, permits and registration documents relevant to the Assets or any of them;

4.6 permit the Mortgagee at any time to take possession of the Assets in order to perfect its pledge.

5.   INTEREST

     Any sums of money due and payable by the Mortgagor to the Mortgagee under, in terms of or secured by this Bond shall in the absence of any written agreement to the contrary, bear interest (in respect of which the Mortgagor hereby acknowledges its indebtedness to the Mortgagee) at the maximum rate from time to time charged by any commercial bank in the Republic of South Africa in respect of overdraft advances. Such interest shall be computed upon the daily balance outstanding and shall be calculated and ascertained monthly and when so calculated and ascertained it shall thereupon IPSO FACTO be due for payment and if not paid, shall be capitalised and for all purposes form portion of the amount secured under this Bond.

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                                        9

6.   NOTICES AND PAYMENT

     All notices which may require to be given by the Mortgagor to the Mortgagee and all payments in respect of any amounts at any time due and payable under, in terms of or secured by this Bond, whether of capital, interest or otherwise, shall be made at 45 Empire Road, Parktown, 2093 or at such other place or address as the Mortgagee may from time to time notify the Mortgagor.

7.   EVENTS OF DEFAULT

     An event of default shall occur if -

7.1       the Mortgagor refuses and/or neglects -

7.1.1 to carry out the provisions of the Loan Agreement or if the Mortgagor commits any act which constitutes a breach of any of the provisions of the Loan Agreement; or

7.1.2 to carry out, or breaches any of the other terms, conditions or stipulations of this bond; or

7.1.3 to carry out, or breaches any of the terms, conditions or stipulations of any agreement between the Mortgagor and the Mortgagee or any bond passed by the Mortagor in favour of the Mortgagee which is collateral hereto; or

7.2       the Mortgagor -

7.2.1 is dissolved or provisionally or finally liquidated, wound-up or placed under judicial management or gives any notice or takes any steps to convene a meeting of its shareholders to adopt a Resolution for its winding-up or to place it under judicial management whether provisional or final, voluntary or otherwise; or

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                                       10

7.2.2 makes or attempts to make or recommends any general offer of compromise with any or all of its creditors; or

7.2.3 changes the nature of its activities in any material respect or materially reduces the scope thereof without the Mortgagee's prior written consent; or

7.2.4 commits any breach of any material contract binding upon it entitling the other party to that contract to cancel the same or to accelerate performance by the Mortgagor of any obligation due thereunder;

7.2.5 suffers judgment granted by any Court against it to remain unsatisfied for a period of 7 (SEVEN) days.

8.   THE MORTGAGEE'S RIGHTS ON THE HAPPENING OF AN EVENT OF DEFAULT

     Upon the happening of an event of default referred to in 7 above, the Mortgagee shall, without prejudice to any other right which it has in terms hereof or at law, be entitled -

8.1 notwithstanding the terms and conditions of any indebtedness or obligation of the Mortgagor to the Mortgagee arising before, simultaneously with or after the execution of this Bond (save only to the extent that the provisions of this sub-clause 8.1 are expressly overridden in writing referring to this clause 8.1 and signed by the Mortgagor and the Mortgagee) to declare the full amount of the Mortgagor's indebtedness to the Morgagee from whatsoever cause arising to be due and payable forthwith and to claim and recover the same from the Mortgagor forthwith on demand;

8.2 if the Mortgagee has not already been placed in possession of the Assets, to forthwith take possession and thereby perfect its pledge of the Assets;

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                                       11

8.3 to hold the Assets as security for the payment of all amounts owing by the Morgagor to the Mortgagee and to retain such possession for so long as the Mortgagee may deem fit;

8.4 to dispose of the Assets or any of them by public auction, public tender or any private treaty or otherwise in the Mortgagee's sole discretion and on such terms and conditions as the Mortgagee in its sole discretion may deem fit and to convey good valid and free title to the purchaser or transferee thereof;

8.5       to apply for provisional sentence hereunder;

8.6 to employ such other remedies and to take such other steps against the Mortgagor as are allowed in law;

8.7 to recover all costs and charges incurred by the Mortgagee in the exercise of its rights under this bond including (but without limitation) all costs of storing the Assets and all legal costs and disbursements.

9.   MANNER OF EXERCISE OF THE MORTGAGEE'S RIGHTS

9.1 The Morgagee shall be entitled to exercise the rights afforded to it in terms of this Bond including (but not limited to) those referred to in 8 above -

9.1.1 either separately or jointly or in such order and combination and at such times as the Mortgagee may think fit and the Mortgagee shall be entitled to recover from the Mortgagor forthwith on demand any costs or expenses reasonably incurred in exercising any of such rights;

9.1.2 itself through any of its directors, managers, officers, employees, servants, agents or independent contractor nominated by it for the purpose (it being expressly agreed that as between Mortgagor and Mortgagee it shall not be necessary for the Mortgagee to prove the appointment or authority of a person referred to in this sub-clause).

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                                       12

9.2 If the Mortgagee exercises any of its rights in terms of this bond, neither the Mortgagee nor any of its directors, managers officers, employees, servants nor any agents or independent contractors for whose acts the Mortgagee may be vicariously liable in law, shall be liable for any loss or damage of whatsoever nature to the Mortgagor's business and/or the Assets howsoever arising or caused, in particular whether caused by negligence or not. The Mortgagor hereby indemnifies and holds the Mortgagee and its directors, managers, officers, employees, servants, agents or independent contractors harmless against all and any claims of whatsoever nature which may be made against the Mortgagee or any of the aforementioned persons arising out of any of the aforegoing occurrences.

10.  RIGHTS TO APPLY TO COURT AND JURISDICTION

10.1 Any application to any competent Court to be brought by the Mortgagee in terms of or arising from this bond and/or the Loan Agreement, may be brought, at the Mortgagee's election, either EX PARTE or on notice to the Mortgagor. The right conferred upon the Mortgagee in terms of this paragraph shall in no way derogate from any other right conferred on the Mortgagee in terms of this bond or otherwise.

10.2 The Mortgagor hereby submits to then jurisdiction of the High Court of South Africa, Witwatersrand Local Division, and agrees that any action by the Mortgagee against the Mortgagor may be instituted in that division or any other division of the High Court having jurisdiction in the relevant dispute as the Mortgagee may elect.

11.  FINANCIAL STATEMENTS

     The Mortgagor shall deliver to the Mortgagee the audited annual financial statements of the Mortgagor from time to time as soon as they are made available to the Mortgagor but in any event not later than 6 (SIX) months after the Mortgagor's financial year end.

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                                       13

12.  PROVISIONS SEVERABLE

     If any of the provisions of this bond are found to be unlawful, unenforceable or invalid such provision shall be deemed to be severable from the remaining provisions of this bond and shall, to the extent that the same is unlawful, unenforceable or invalid, be deemed to be PRO NON SCRIPTO.

13.  REARRANGEMENT OF PAYMENT

     The Mortgagee shall have the right at any time by agreement with the Mortgagor to rearrange or alter the conditions for repayment of capital, interest or any other sum owing to the Mortgagee as regards the amount of any instalments payable in respect thereof, or as regards the date/s of payment or otherwise and no such rearrangement or alteration shall in any way prejudicially affect the operation of this Bond or the security granted hereunder nor constitute a novation of any of the said debts nor affect the rights of the Mortgagee to sue in terms of this Bond in the same manner as if no such new arrangement or alteration had been made and all the provisions of this Bond shall mutatis mutandis apply to all or any such rearrangement or alteration other than those specifically altered thereby in writing as fully and effectually for the purpose of applying for judgment under this Bond as if such rearrangement or alteration had been the original terms of this Bond.

14.  RELEASE OF SECURITIES

     This Bond shall not be affected by, and shall remain of full force and effect notwithstanding the grant of time or any other indulgence by the Mortgagee to the Mortgagor or anyone else, the release wholly or partially of any other securities held by the Mortgagee for any indebtedness of the Mortgagor, the talking of other securities in place thereof, the variation or alteration of any securities, the release wholly or partially of any surety, co-principal debtor, co-debtor and/or co-surety, with the Mortgagor, the compounding or compromise of any relevant claim and generally the grant or extension of any latitude or indulgence to the Mortgagor or anyone else.

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                                       14

15.  NO VARIATION

15.1 No addition to, and no alteration, variation or consensual cancellation of any of the provisions of this Bond and no waiver by the Mortgagee of any of its rights hereunder shall be of any force or effect unless reduced to writing and signed by both the Mortgagor and the Mortgagee. The Mortgagor hereby waives the right to rely on any oral contract or any contract allegedly constituted by the conduct of the Mortgagee or any person acting on the Mortgagee's behalf or any implied contract with reference to the subject matter or content of this Bond or on any implied term or condition in this Bond.

15.2 No leniency or extension of time that may be granted by the Mortgagee to the Mortgagor for the payment of any amount or the performance of any obligation and no course of conduct between the Mortgagee and the Mortgagor or indulgence shown by the Mortgagee to the Mortgagor either prior to the execution hereof or thereafter shall constitute or be construed as a waiver, novation or variation of any of the terms or conditions hereof, nor excuse the Mortgagor from exact compliance of the same nor shall the same create any estoppel against the Mortgagee or otherwise vary, novate or in any way affect any of the Mortgagee's rights hereunder. No waiver of any of the Mortgagee's rights hereunder shall be binding on the Mortgagee unless reduced to writing and signed by the ;Mortgagee's representative authorised thereto in writing.

16.  DOMICILIUM

16.1 For the purpose of this band, the Mortgagor chooses DOMICILIUM CITANDI ET EXECUTANDI at 45 EMPIRE ROAD, PARKTOWN, 2093.

16.2 All notices which are to be given by the Mortgagee in teems of this band shall be presumed, until the contrary is provided, to have been received -

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                                       15

16.2.1 if pasted by registered post to P O BOX 390, MARAISBURG, 1700, 7 (SEVEN) days after the date of posting;

16.2.2 if delivered by hand on the date of delivery to the address in 16.1.

16.3 The Mortgagor may by notice in wilting from time to time alter its addresses set out in clauses 16.1 and 16.2.1.

17.  COSTS

     All fees, charges and disbursements in having this Band prepared and registered and in having this Bond cancelled (all of which services shall be rendered by a Canveyancer instructed by the Mortgagee); in issuing notes and demands and in instituting or prosecuting any legal proceedings or in proving a claim in the event of tile liquidation of the Mortgagor shall be borne and paid on demand by the Mortgagor on the scale as between an Attorney end his own client whether or not action has been or is instituted by the Mortgagee against the Mortgagor.

18.  CESSION BY MORTGAGEE

     The Mortgagee may at any time and without reference to the Mortgagor, cede its right, title and interest in and to this Bond to any person or persons whatsoever (even if such cession entails an increase in the number of Mortgagees) in which event any reference to the Mortgagee in this Bond shall be deemed to be a reference to any such successor in title of the Mortgagee.

19.  CERTIFICATE CLAUSE

     A certificate purporting to be signed by any one of the Mortgagee's authorised signatories (whose appointment it shall not be necessary to prove) shall BE PRIMA FACIE proof of the amount due, awing and payable by the Mortgagor to the Mortgagee and secured under this Bond; the terms of any rearrangement or alteration in terms

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                                       16

     of clause 13 above and of any other fact relevant to transactions between the Mortgagor and the Mortgagee including especially but not exclusively any rate or rates of interest, for all purposes and including without prejudice to the generality of the aforegoing for the purpose of obtaining judgment or provisional sentence against the Mortgagor or execution under this Bond.

20.  INTERPRETATION

20.1 In this Bond, unless the context otherwise indicates, words importing any one gender shall be deemed also to import the other genders and words importing the singular shall be deemed also to import the plural and vice versa.

20.2 clause headings are for reference purposes only and shall not he taken into account in the interpretation of this Bond.

21.  WAIVER

     With reference to any obligations which the Mortgagor may now or hereafter have to the Mortgagee (including in particular but without limitation to the generality of the aforegoing, the obligations hereunder), the Mortgagor hereby waives all benefit and protection of and under the Agricultural Credit Act No. 28 of 1966, the Moratorium Act No. 25 of 1963, all amendments to those statutes and all other statutes passed and to be passed in substitution, wholly or partially, for any of the aforementioned statutes passed or to-be passed for the protection of debtors in respect of which protection may validly be waived.

22.  CANCELLATION

     The Mortgagor shall not be entitled to require that this Bond is cancelled until such time as the Mortgagor has directed a written request to the Mortgagee that this Bond be cancelled and the Mortgagee has agreed in writing that the full indebtedness of the Mortgagor to the Mortgagee has been paid and discharged.

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                                       17

23.  ALLOCATION OF PAYMENTS

     Notwithstanding anything to the contrary herein contained or in law and notwithstanding any purported appropriation by the Mortgagor, the Mortgagee alone shall have the right to appropriate and allocate any moneys received by the Mortgagee from the Mortgagor at any time to any indebtedness or obligation of the Mortgagor to the Mortgagee as the Mortgagee may deem fit from time to time in its sole and absolute discretion and the Mortgagor hereby waives the right to name the debt to which any such moneys may or shall be allocated or appropriated.

24.  WAIVER OF CLAIMS BY MORTGAGOR

     The Mortgagee shall under no circumstances be liable for any loss or damage as a result of any act, omission, fault or negligence in exercising any of its powers or any mandate in terms of this Bond and the Mortgagor does hereby waive any claim which it may have against the Mortgagee arising out of any such act, omission, fault or negligence, as the case may be.

25.  JURISDICTION

     The Mortgagor consents in terms of Section 45 of Act 32 of 1944 (or any amendment or substitution thereof) that the Mortgagee may at its option enforce any rights in terms of this bond in the Magistrate's Court for any district having jurisdiction over the Mortgagor in terms of Section 28(1) of the said Act.

26.  CONFLICTING PROVISIONS

     If any of the provisions of this bond conflict with any of the provisions of the Loan Agreement and/or any other agreement entered into between the Mortgagor and the Mortgagee in terms whereof the obligations of the Mortgagor are secured by this

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                                       18

     Bond then the provisions of the Loan Agreement and/or such other agreement shall prevail, as the case may be.

27.  NON-PREJUDICE TO PRIOR NOTARIAL GENERAL COVERING BOND

     It is recorded that the Mortgagor has caused to be registered. aver the Assets, two prior Notarial General Covering Bonds in favour of INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED (hereinafter referred to as "the First and Second Mortgagee", and the Mortgagee in terms of this Bond being hereinafter referred to as "the Third Mortgagee"), which prior Notarial General Covering Bonds shall rank in all respects ahead of this Bond and as First and Second Notarial General Covering Bonds (and which shall hereinafter be referred to as such), and that notwithstanding anything to the contrary herein expressly or impliedly contained -

27.1 this Bond shall rank thereafter as a third Notarial General Covering Bond (and shall hereinafter be referred. to as such);

27.2 this Third Notarial General Covering Bond shall not prejudice, compete or interfere with or affect the rights or preference of the First and Second Mortgagee under the First and Second Notarial General Covering Bonds over the property hereby mortgaged;

27.3 the First and Second Mortgagee shall have and exercise all the rights, privileges and preferences as it has in terms of the First and Second Notarial General Covering Bonds and in law as if this mortgage bond had not been executed or registered, whether in case of sale in execution or insolvency of the Mortgagor or otherwise;

27.4 the Third Mortgagee may not, without the prior written consent of the First and Second Mortgagee, cause the Assets to be attached in execution of a judgment or liquidate the Mortgagor or place it under judicial management;

27.5 the First arid Second Mortgagee shall in its discretion exercise its right to grant further advances to the Mortgagor under the First and Second Notarial

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                                       19

          General Covering Bonds, without its rights in terms of this clause being prejudiced;

27.6 the Third Mortgagee shall not cede or assign any of its rights or obligations under this bond without the prior written consent of the First and Second Mortgagee.

THUS DONE AND SIGNED at JOHANNSBURG on the day, month and year first aforewritten, in the presence of the subscribing witnesses, both present at the same time.


AS WITNESSES;

1.
   --------------                  ------------------------------------

2.                                 QUOD ATTESTOR
   --------------
                                        ------------------------------
                                        NOTARY PUBLIC


[LAST SIGNED OCTOBER 2002]